Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Virtus Opportunities Trust

In planning and performing our audit of the financial statements of Virtus Multi-Sector Short Term Bond Fund, Virtus Multi-Sector Intermediate Fund, Virtus High Yield Fund, Virtus CA Tax-Exempt Bond, Virtus Bond Fund, Virtus Sector Trend Fund, Virtus Equity Trend Fund, Virtus Multi-Asset Trend Fund, Virtus Global Equity Trend Fund, Virtus Low Volatility Equity Fund, Virtus Emerging Markets Small-Cap Fund, Virtus International Wealth Masters Fund, Virtus Essential Resources Fund, Virtus Global Infrastructure Fund, Virtus Emerging Markets Debt Fund, Virtus Emerging Markets Equity Income Fund, Virtus International Small Cap Fund, Virtus Herzfeld Fund, Virtus Wealth Masters Fund, Virtus International Equity Fund, Virtus Foreign Opportunities Fund, Virtus International Real Estate Securities Fund, Virtus Global Real Estate Securities Fund, Virtus Greater European Opportunities Fund, Virtus Real Estate Securities Fund, Virtus Senior Floating Rate Fund, Virtus Alternatives Diversifier Fund, Virtus Global Opportunities Fund as of and for the year ended September 30, 2016, and Virtus Low Duration Income Fund, Virtus Tax-Exempt Bond Fund, and Virtus Emerging Markets Opportunities Fund as of and for the period ended September 30, 2016 (constituting Virtus Opportunities Trust, hereafter referred to as the "Trust"), in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Trust's internal control over financial reporting.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A Trust's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A Trust's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Trust are being made only in accordance with authorizations of management and trustees of the Trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Trust's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trust's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of Virtus Opportunities Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
November 22, 2016



PricewaterhouseCoopers LLP, Two Commerce Square,
Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042
T: (267) 330-3300, F: (267) 330-3300, www.pwc.com/us